UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Beaver Street, Suite 201
Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.          Entry into a Material Definitive Agreement.

On October 2, 2018, Kala Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC acting as the representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 7,500,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), being sold by the Company. The offering price of the Underwritten Shares to the public is $8.25 per share, and the Underwriters agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $7.755 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of the Underwritten Shares of approximately $57.7 million. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,125,000 shares of Common Stock (the “Option Shares” and together with the Underwritten Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Shares will be issued pursuant to a shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2018 (File No. 333-226748) and declared effective by the SEC on August 27, 2018. A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on October 5, 2018, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion with respect to the Shares. A copy of such opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 8.01.          Other Events.

The full text of the press release issued on October 3, 2018 announcing the pricing of the underwritten public offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated October 2, 2018, by and among Kala Pharmaceuticals, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as representatives of the several underwriters listed on Schedule 1 thereto.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press release issued October 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: October 5, 2018	By:	/s/ Eric L. Trachtenberg
Name: Eric L. Trachtenberg
Title: General Counsel, Chief Compliance Officer & Corporate Secretary